LINENS 'N THINGS, INC. AND SUBSIDIARIES
                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                      (in thousands, except per share data)

                                                                         For the Thirteen Weeks Ended
                                                                      March 29,               March 30,
                                                                         1997                    1996
                                                                   ------------------------------------
                                                                                (Unaudited)
FINANCIAL STATEMENT PRESENTATION

Weighted-average number of shares outstanding                                19,706                  19,268
                                                                   ===================       ===================

Net income (loss) applicable to common shares                                  $352                 $(1,786)
                                                                   ===================       ===================

Per-share amounts
          Net income (loss) per share                                            $0.02                  $(0.09)
                                                                   ===================       ===================


PRIMARY

Weighted-average number of shares outstanding                                19,706                  19,268
                                                                   ===================       ===================

Net income (loss) applicable to common shares                                  $352                 $(1,786)
                                                                   ===================       ===================

Per-share amounts
          Net income (loss) per share                                            $0.02                  $(0.09)
                                                                   ===================       ===================


FULLY DILUTED

Weighted-average number of shares outstanding
    and fully diluted common share equivalents                               19,784                  19,268
                                                                   ===================       ===================

Net income (loss) applicable to common shares                                  $352                 $(1,786)
                                                                   ===================       ===================

Per-share amounts
          Net income (loss) per share                                            $0.02                  $(0.09)
                                                                   ===================       ===================
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